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                                            EXHIBIT 10

SECOND AMENDMENT
TO THE
CROWN CENTRAL PETROLEUM CORPORATION
1994 LONG-TERM INCENTIVE PLAN


THIS SECOND AMENDMENT TO THE CROWN CENTRAL PETROLEUM
CORPORATION 1994 LONG-TERM INCENTIVE PLAN, made on this
29th day of January, 1998 BY CROWN CENTRAL PETROLEUM
CORPORATION, a Maryland corporation:
      WITNESSETH
      WHEREAS, Crown Central Petroleum Corporation (the
"Company") maintains the Crown Central Petroleum
Corporation 1994 Long-Term Incentive Plan (the "Plan").
The Company has the power to amend the Plan and now wishes to do so.
      NOW, THEREFORE, the Plan is amended as follows:
I. Section 6(a)(1) of the Plan is amended in its entirety to read as follows:
          1)   Non-assignability.

A. A provision that no Award shall be assignable or transferable other than by will or the laws of descent and distribution, except as provided in B. below.
Except for an Award transferred pursuant to a provision meeting the requirements of B. below, a provision that the Award shall be exercisable, during the lifetime of the Participant, only by the Participant or the Participant's guardian or legal representative.

B. To the extent determined by the Committee in new or amended Awards, a provision that, subject to applicable securities laws, a Participant may transfer
Non-qualified Stock Options that have been or will be granted to the Participant under this Plan to one or more of the Participant's immediate family members, to a trust or trusts for the benefit of any one or more of the Participant's immediate family members, or to a partnership, limited liability company or other entity the only partners, members or interest holders of which are the Participant or are among the Participant's immediate family members. No consideration may be paid for the transfer of any Non-qualified Stock Options.
The transferee shall be subject to all conditions applicable to the Non-qualified Stock Option prior to its transfer. The Committee may impose on any Non-qualified Stock Option, and on Stock issued upon exercise of a Non-qualified Stock Option, such limitations and conditions as the Committee deems appropriate, and may amend the agreement granting the Non-qualified Stock Option to set forth such limitations and conditions.

II.   This Amendment shall be effective as of January
29, 1998
      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and its corporate seal duly attested as of the day and year first above written.

ATTEST:                  CROWN CENTRAL PETROLEUM
                         CORPORATION




/s/--DELORES B. RAWLINGS      By  /S/--HENRY A.
ROSENBERG, JR.
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Delores B. Rawlings      Henry A. Rosenberg, Jr.
                         Chairman of the Board